                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report on our audit of the consolidated financial statements of
Spectaguard Acquisition LLC dated June 7, 2004, in Amendment No. 1 to the
Registration Statement (Form S-4, No. 333-119127) and related Prospectus of
Allied Security Holdings LLC for the registration of $180,000,000 of its 11.375%
Senior Subordinated Notes due 2011.

                                                           /s/ Ernst & Young LLP

Philadelphia, PA
January 5, 2005